EXHIBIT 10.5
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                                                                  EXECUTION COPY


                              COMMITMENT AGREEMENT

         This COMMITMENT AGREEMENT (this "AGREEMENT") is entered into as of June 26, 2004, by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"), Sachs Capital Management LLC, a Delaware limited liability company ("SCM"), Scott A. Roberts ("ROBERTS") and Deerfield Capital Management LLC, a Delaware limited liability company ("DCM").

                                    RECITALS

         WHEREAS, Triarc, SCM, Deerfield Partners Fund II LLC, Roberts, Marvin Shrear and Gregory H. Sachs are parties to the Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"), relating to the sale of certain membership interests in Deerfield & Company LLC ("D&C") to Triarc;

         WHEREAS, each of Triarc, SCM, Roberts, Jonathan Trutter and the other Members party thereto will execute and deliver, simultaneously herewith, a Fourth Amended and Restated Operating Agreement of D&C, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "OPERATING AGREEMENT"); and

         WHEREAS, it is a condition precedent to the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby that each of the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. INVESTMENT BY TRIARC IN THE FUND. Upon the terms and subject to the conditions set forth herein, Triarc or an Affiliate thereof hereby agrees to invest, at the Closing (as defined in the Purchase Agreement), $100,000,000 (the "TRIARC COMMITMENT") in Deerfield Strategy-Select Fund, LLC, a multi-strategy hedge fund to be managed by DCM, which will conduct its business in accordance with the business plan attached as EXHIBIT A hereto (collectively with its offshore feeder equivalent, Deerfield-Strategy Select Fund Ltd., the "FUND"); PROVIDED, HOWEVER, that if as of the Closing the Fund is not, to the satisfaction of Triarc, in its sole discretion, able to comply with the obligations set forth in Section 11.7 of the Operating Agreement in all material respects, to the extent applicable, Triarc shall instead deposit at the Closing the Triarc Commitment in a managed account (the "Managed Account") to be managed by DCM that will invest exclusively in any direct obligations of, or obligations the principal of and interest on are unconditionally guaranteed by, the United States of America until such time as the Fund is, to the satisfaction of Triarc, in its sole discretion, able to comply with such obligations in all material respects, to the extent applicable, at which time the Triarc Commitment shall be invested in the Fund. Notwithstanding anything to the contrary contained herein, Triarc's obligation to invest all or any portion of the Triarc

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Commitment shall be subject to the execution of definitive agreements related to the organization and management of the Fund on customary market terms for such funds and otherwise reasonably satisfactory in form and substance to Triarc (the "FUND Documents"). If the Triarc Commitment has not been invested in the Fund, but is still invested in the Managed Account as of the nine month anniversary of the Closing, Triarc shall have the right to withdraw the Triarc Commitment, in whole or in part, in one or more transactions upon five business days notice to DCM. Furthermore, following Triarc's initial investment in the Fund, Triarc's obligation to invest, and to maintain the investment of, all or any portion of the Triarc Commitment shall be subject to Triarc's satisfaction in its sole discretion on the date of such initial investment and during the Compliance Period (as defined in the Operating Agreement) that the Fund will be able to comply, and remains in compliance, with Section 11.7 of the Operating Agreement in all material respects, to the extent applicable.

         2. INVESTMENT BY SCM AND ROBERTS. Upon the terms and subject to the conditions set forth herein, each of SCM and Roberts hereby agrees to invest in the Fund at the Closing, an amount equal to ten percent (10%) of the after-tax portion of the Estimated Purchase Price (as defined in the Purchase Agreement) received by SCM and Roberts, respectively, pursuant to the Purchase Agreement (each, the "MANAGEMENT COMMITMENT"); PROVIDED, HOWEVER, that if as of the Closing the Fund is not, to the satisfaction of Triarc, in its sole discretion, able to comply with the obligations set forth in Section 11.7 of the Operating Agreement in all material respects, to the extent applicable, each of SCM and Roberts shall instead deposit at the Closing the Management Commitment in a Managed Account to be managed by DCM that will invest exclusively in any direct obligations of, or obligations the principal of and interest on are unconditionally guaranteed by, the United States of America until such time as the Fund is, to the satisfaction of Triarc, in its sole discretion, able to comply with such obligations in all material respects, to the extent applicable, at which time the Management Commitment shall be invested in the Fund. If the Management Commitment has not been invested in the Fund, but is still invested in the Managed Account as of the nine month anniversary of the Closing, each of Sachs and Roberts shall have the right to withdraw their respective portions of the Management Commitment, in whole or in part, in one or more transactions upon five business days notice to DCM.

         3. LOCK-UP. Subject to Section 1 above and Section 4 below, each of Triarc, SCM and Roberts may not make a full or partial redemption or withdrawal, as the case may be, of its capital account in the Fund or from its Managed Account pending investment in the Fund, for a period of two years (the "LOCK-UP PERIOD") from the date of its initial investment in the Fund (as to each of Triarc, SCM and Roberts, together with any subsequent investments in the Fund, its "INVESTMENT").

         4.       REDEMPTIONS/WITHDRAWALS.

                  (a)      Notwithstanding anything herein to the contrary:

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                           (i)      Triarc may redeem or withdraw in accordance
with the provisions governing redemptions by investors in the Fund set forth in the applicable Fund Documents all or a portion of its Investment in the Fund if Triarc's Investment constitutes 20% or less of the aggregate net asset value of the Fund; and

                           (ii)     if there is (a) a material adverse change in
the business, operations or condition (financial or otherwise) of the Fund, (b) a decline as of the end of any calendar month of more than twenty-five percent (25%) of the Fund's net asset value from the date of Triarc's initial investment in the Fund (excluding any additions to, redemptions by or distributions to investors in the Fund from the capital of the Fund), (c) a failure by DCM or the Fund to hold all necessary registrations, licenses, consents or approvals to carry out its business, or (d) unless Triarc provides its prior written approval to such change, a fundamental change in the investment strategy of the Fund from that described in the Confidential Private Placement Memorandum of the Fund (the "OFFERING MEMORANDUM"), Triarc may redeem or withdraw all or a portion of its Investment upon 10 days prior written notice to DCM; and

                           (iii)    SCM and Roberts, as applicable, may redeem
or withdraw all or a portion of its Investment in the Fund at any time after (A) the exercise by the Sachs Affiliated Parties (as defined in the Operating Agreement) or the Roberts Affiliated Parties (as defined in the Operating Agreement), as applicable, of their Put Rights (as defined in the Operating Agreement) with respect to all of their remaining Membership Interests (as defined in the Operating Agreement) pursuant to the Operating Agreement or (B) the exercise by Triarc of its Call Option (as defined in the Operating Agreement) with respect to all of the Membership Interests of the Sachs Affiliated Parties or the Roberts Affiliated Parties, as applicable, pursuant to the Operating Agreement.

                  (b) Notwithstanding anything herein to the contrary, if Triarc elects to redeem or withdraw all or a portion of its Investment in the Fund pursuant to this Agreement, each of SCM and Roberts may redeem or withdraw upon the same terms and conditions applicable to Triarc on such redemption or withdrawal by Triarc a portion of its Investment in the Fund equal to an amount no greater than the percentage that the amount that Triarc has so elected to redeem or withdraw bears to the amount of Triarc's Investment at such time.

                  (c) Any partial redemption or withdrawal, as the case may be, by Triarc from the Fund or the Managed Account that is permitted under this Agreement may be made in any amount of not less than $250,000 so long as Triarc's remaining capital account balance in the Fund is at least $1,000,000.

                  (d) If the Fund limits the total amount of redemptions in any quarter, Triarc, SCM and Roberts will be treated on a PRO RATA basis with other investors in the Fund.

                  (e) Each of Triarc, SCM and Roberts will not be charged or obligated to pay any subscription, disposition fees, redemption fees or other similar fees

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in connection with the acquisition or disposition of such entity's shares or interests, including in the event that such entity's shares or interests are compulsorily redeemed.

         5.       DISTRIBUTIONS.

                  (a) Distributions from the Fund, in satisfaction of a full redemption or withdrawal, as the case may be, will be made, such that Triarc, SCM or Roberts, as the case may be, receives, within three business days of the effective redemption or withdrawal date, cash in an amount equal to at least 95% of the estimated net asset value of the such entity's capital account or shares in the Fund, as the case may be, on the effective redemption or withdrawal date.

                  (b) The Fund will pay Triarc, SCM or Roberts, as the case may be, interest on the balance of such entity's redemption or withdrawal, as the case may be, from the effective redemption or withdrawal date to the date such balance is actually paid, at a rate per annum equal to the average (calculated weekly) annual 91 day Treasury Bill rate. The Fund will pay the balance (subject to audit adjustments) and all of the accrued interest in cash within five business days after completion of the Fund's monthly books.

                  (c) Distributions from the Fund in satisfaction of a partial redemption or withdrawal, as the case may be, will be made such that Triarc, SCM or Roberts, as the case may be, receives, within three business days of the effective redemption or withdrawal date, cash in an amount equal to 100% of the amount requested to be redeemed or withdrawn.

         6. FEES. Notwithstanding the constituent documents of the Fund (the "FUND AGREEMENT"), the management fee borne by each of Triarc, SCM and Roberts on an annual basis shall be equal to 1.5% of such entity's capital account balance in the Fund; PROVIDED, HOWEVER, that the management fee borne by each of Triarc, SCM and Roberts for any amounts deposited in the Managed Account on an annual basis shall be equal to 0.5% of such person's or entity's account balance in the Managed Account.

         7. RIGHT OF FIRST REFUSAL. Each of Triarc, SCM and Roberts may have a right of first refusal on additional shares or interests offered by the Fund. Any offering of shares or other interests in a vehicle (other than the Fund) managed by DCM or an affiliate thereof with investment objectives and guidelines substantially similar to those of the Fund will be deemed to be an offering of the Fund.

         8. ASSIGNMENT. Each of Triarc, SCM and Roberts may assign its interests in the Fund to any affiliates without the consent of the Fund or DCM. Triarc, SCM and Roberts, as the case may be, will have no obligation to pay any redemption or withdrawal fee or penalty in connection with any such assignment. For purposes of this Agreement, (a) affiliates of any entity (including SCM) shall include any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, (b) affiliates of an individual shall include (i) members of such individual's Immediate Family (as defined in the Operating Agreement), (ii) the heirs or legal representatives of any such deceased

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individual, and (iii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such individual or such individual's Immediate Family members or such deceased individual's heirs or legal representatives, and (c) affiliates of SCM shall also include any person who would be an affiliate of Gregory H. Sachs if he were a party to this Agreement.

         9. NOTICE. DCM will provide written notice to each of Triarc, SCM and Roberts upon the occurrence of:

                  (a) any material amendment or modification to the Fund Agreement;

                  (b)      to the knowledge of DCM or any of its
representatives, the commencement with respect to the Fund of any tax audit, or other investigations or proceedings with respect to taxes;

                  (c) a termination of the Fund's investment management, administration or custodian agreements or a change in, or termination of, the Fund's legal counsel, administrator, prime broker or auditor;

                  (d)      to the knowledge of DCM or any of its
representatives, any investigation of the Fund, DCM or their principals by a federal, state or regulatory body with authority over the Fund, DCM or their principals;

                  (e)      to the knowledge of DCM or any of its
representatives, any administrative, civil or criminal legal actions in which the Fund, DCM or any of their principals are named a party or material witness, or which may limit the Fund's ability to perform its duties;

                  (f) any material changes to investment strategies of the Fund, any material changes to valuation policies relating to the Fund or any material changes relating to soft dollar arrangements;

                  (g) any reduction of aggregate investments in the Fund by any of the members, employees and principals of DCM by twenty percent (20%) or more of their value as of the end of any calendar month;

                  (h) any substantial reduction from the date of the first closing of the Fund of the time commitment of any of Gregory H. Sachs, Scott A. Roberts or Jonathan W. Trutter to the investments, business and operation of the Fund; or

                  (i) any of the events specified in clause (ii) of Section 4(a) above.

                  If such notice is not provided to any of Triarc, SCM or Roberts within 30 days, any redemption or withdrawal fees or penalties with respect to such Person will be waived by the Fund.

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         10.      MOST FAVORED NATIONS. DCM hereby confirms and agrees that none of the Fund, DCM or any of their respective affiliates has entered into any side letter or similar agreement or arrangement with any other investor or prospective investor in the Fund on or prior to the date hereof. If the Fund, DCM or any of their respective affiliates shall in the future enter into any side letter or similar agreement or arrangement with a proposed or existing investor in the Fund (collectively, "SIDE Letters"), Triarc, SCM and Roberts shall be promptly furnished with a copy of such Side Letters. DCM, on behalf of the Fund, hereby agrees that Triarc, SCM and Roberts shall have the benefit of any provision in any Side Letter with any investor in the Fund.

         11. TAX REPORTING. DCM shall cause the Fund to be treated as a partnership for U.S., state and local tax purposes and to prepare IRS. Form 1065 and Schedules K-1 (and related state and local filings) within 90 days of year end.

         12. SUBSEQUENT INVESTMENTS. The terms of the Investment by each of Triarc, SCM and Roberts will also apply to any subsequent investments by Triarc, SCM or Roberts, as the case may be, in the Fund.

         13. INSURANCE. DCM shall cause the Fund to maintain with financially sound and reputable insurers, insurance in amounts and against such risks as are customarily maintained by reputable companies under similar circumstances and shall furnish copies of such insurance upon written request by Triarc, SCM or Roberts.

         14. AMENDMENT; WAIVER. Any amendment, supplement or modification of this Agreement or any waiver of the terms and conditions hereof shall not be binding upon any party, unless approved in writing by each of the parties hereto. Each party agrees that no failure or delay by another party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws (if as a result the governing law of another jurisdiction would apply).

         16. COUNTERPARTS. This Agreement may be executed in counterparts, which, taken together, shall constitute a single original document.

         17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         18. THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights, claims or remedies hereunder. Without the written consent of each other party hereto,

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none of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement, except that each of Triarc, SCM and Roberts may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its affiliates; PROVIDED, that, no such assignment shall relieve Triarc, SCM and Roberts, as the case may be, of any of its obligations under this Agreement. Any purported assignment or delegation in violation of this provision shall be void.

         19. ENTIRE AGREEMENT. This Agreement (including the Exhibits), together with the Purchase Agreement, the Operating Agreement and the definitive agreements related to the organization and management of the Fund, sets forth the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes any prior agreement or understanding, whether written or oral, relating to the subject matter hereof.

         20. EFFECTIVENESS; TERMINATION. This Agreement shall not become effective until the Closing has occurred. Upon a termination of the Purchase Agreement pursuant to Article X of the Purchase Agreement, this Agreement shall automatically be terminated and be of no force or effect without any of the parties hereto being required to take any action.

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         IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Agreement to be executed as of the date first above written.


                                     TRIARC COMPANIES, INC.


                                     By: /s/ Edward P. Garden
                                         --------------------------------------
                                         Name:  Edward P. Garden
                                         Title: Executive Vice President


                                     DEERFIELD CAPITAL MANAGEMENT LLC


                                     By: /s/ Gregory H. Sachs
                                         --------------------------------------
                                         Name:  Gregory H. Sachs
                                         Title: Chairman & Chief Executive
                                                Officer and Director


                                     SACHS CAPITAL MANAGEMENT, LLC


                                     By: /s/ Gregory H. Sachs
                                         --------------------------------------
                                         Name:  Gregory H. Sachs, as Trustee
                                                of the Gregory H. Sachs
                                                Revocable Trust
                                         Title: Member


                                     /s/ Scott A. Roberts
                                     ------------------------------------------
                                     SCOTT A. ROBERTS